UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 11, 2025, Inno Holdings Inc. (the “Company”) held a special meeting of stockholders (as previously adjourned on August 11, 2025, the “Special Meeting”). As of the close of business on July 22, 2025, the record date for the Special Meeting, there were 7,748,482 shares of common stock, no par value (“Common Stock”), outstanding and entitled to vote. Holders of 5,525,231 shares of the Company’s stock entitled to vote at the Special Meeting were represented in person or by proxy constituting a quorum. The matters described below were submitted to a vote of the Company’s stockholders at the Special Meeting. Each proposal is described in detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 29, 2025. All proposals were approved by the Company’s stockholders at the Special Meeting.

Proposal 1 - The Reverse Stock Split Proposal

A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Formation, as amended, to effect, at the discretion of the Board of Directors (the “Board”), a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-5 to 1-for-25, with such ratio to be determined by the Board in its sole discretion and included in a public announcement. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
5,451,680	73,489	62	-

Proposal 2 – Approval of the Potential Issuance of Common Stock

As previously reported, the Company entered into a Standby Equity Purchase Agreement (the “Agreement”), effective July 4, 2025. At the Special Meeting, the stockholders voted to authorize, for the purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of the Common Stock pursuant to the terms of the Agreement, up to an aggregate of 25,000,000 shares of Common Stock. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
5,508,897	16,334	0	-

Proposal 3 - The Adjournment Proposal

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”). The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
5,452,153	72,810	268	-

Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the Special Meeting was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

Date: August 13, 2025	By:	/s/ Ding Wei
	Name:	Ding Wei
	Title:	Chief Executive Officer